Exhibit 99.1

NEWS RELEASE

Altus Midstream Announces Second-Quarter 2020 Results

•	Continued focus on improving gathering and processing margin, delivering 10% and 23% reductions in operating costs from 1Q 2020 and 4Q 2019, respectively;

•	Free cash flow expected in 2021 following startup of Permian Highway natural gas pipeline; and

•	Updated 2020 and 2021 guidance.

HOUSTON, July 29, 2020 – Altus Midstream Company (Nasdaq: ALTM) today announced its results for the three-month period ending June 30, 2020.

The company reported second-quarter 2020 net income, including noncontrolling interests, of $17.7 million. Adjusted EBITDA for the second quarter 2020 was $43.6 million. Gathering and processing (G&P) throughput volumes for the period averaged 434 million cubic feet (MMcf) per day, approximately 75% of which was rich gas. Volumes were impacted by curtailments of approximately 110 MMcf per day due to commodity pricing and unscheduled downtime.

Capital investments during the quarter were approximately $74 million, which included $2 million for G&P infrastructure and $72 million for joint venture (JV) pipelines, comprising capital calls for ownership in the Permian Highway Pipeline (PHP).

CEO Comment

“Altus Midstream has a healthy balance sheet and diversified cash flow streams from JV pipelines and its gathering and processing businesses. We remain well-positioned to meet the headwinds facing our industry due to COVID-19 and the associated market shocks. We anticipate generating free cash flow with the startup of the Permian Highway Pipeline in early 2021,” said Clay Bretches, Altus Midstream CEO and president. “I’m proud to share that, in April, our dedicated team achieved a full year without a recordable injury at our operated facilities. That period included construction, commissioning and operation of three state-of-the-art cryogenic gas processing plants, new procedures to address COVID-19, and a laser focus on cost reduction that has yielded tremendous results. Our G&P operating costs are down 10% and 23% compared to the first quarter of 2020 and fourth quarter of 2019, respectively. We will continue to focus on safe operations, cost control, and bringing in additional third-party business.”

ALTUS MIDSTREAM ANNOUNCES SECOND-QUARTER 2020 RESULTS

— PAGE 2 of 4

Infrastructure Update

“The Gulf Coast Express natural gas pipeline continues to make steady contributions to Altus’ quarterly results thanks to its minimum volume commitments,” Bretches continued.

Reduced drilling activity and production curtailments in the Permian Basin, along with low NGL prices, impacted second-quarter volumes on the Shin Oak Natural Gas Liquids Pipeline.

“We expect higher volumes and EBITDA contributions from Shin Oak during the third quarter as production activity across the basin resumes and margins remain favorable for producers to recover and ship ethane,” Bretches added.

The EPIC crude line, which went into full service on April 1, is supported by a combination of acreage dedications and minimum volume commitments. EPIC continues to attract volumes from operators looking for access to storage and ship-loading facilities in the Corpus Christi area.

PHP, a natural gas pipeline that will connect West Texas to the Gulf Coast near Houston, remains on schedule for startup in early 2021 and forecasted project costs remain within 5% of the original budget.

CFO Comment

“Looking ahead, we don’t see a need to access any external capital sources to execute our plans,” said Ben Rodgers, Altus Midstream chief financial officer. “We are raising the lower end of our 2020 EBITDA guidance, resulting in a new expected range between $160 million and $190 million and have updated 2021 guidance, including an EBITDA range of $220 million to $260 million.”

For updated financial guidance, please refer to the investor presentation released today at www.altusmidstream.com/investors.

ALTUS MIDSTREAM ANNOUNCES SECOND-QUARTER 2020 RESULTS

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Conference Call

Altus will host its second-quarter 2020 results conference call Thursday, July 30, 2020, at 1 p.m. Central time. The conference call will be webcast from Altus’ website at www.altusmidstream.com/investors, and the webcast replay will be archived there as well. The conference call will also be available for playback by telephone for one week beginning July 30 at approximately 6 p.m. Central time. To access the telephone playback, dial (855) 859-2056 or (404) 537-3406 for international calls. The conference access code is 5487776.

About Altus Midstream Company

Altus Midstream Company is a pure-play, Permian-to-Gulf Coast midstream C-corporation. Through its consolidated subsidiaries, Altus owns substantially all the gas gathering, processing and transmission assets servicing production from Apache Corporation (“Apache”) (Nasdaq: APA) in the Alpine High play in the Delaware Basin and owns equity interests in four Permian-to-Gulf Coast pipelines. Altus posts announcements, operational updates, investor information and press releases on its website, www.altusmidstream.com.

Additional information

Additional information follows, including a reconciliation of Adjusted EBITDA, Capital Investments and Growth Capital Investments (non-GAAP financial measures) to the GAAP measures.

Non-GAAP financial measures

Altus’ financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted EBITDA, Capital Investments and Growth Capital Investments are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Wherever a non-GAAP financial measure is disclosed in this earnings release, the non-GAAP measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

ALTUS MIDSTREAM ANNOUNCES SECOND-QUARTER 2020 RESULTS

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Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for Altus Midstream’s and Apache’s operations, including statements about our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our Annual Report Form 10-K for the fiscal year ended December 31, 2019, and in our Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Contacts

Media:       (713) 296-7276 Phil West

Investors:   (281) 302-2286 Patrick Cassidy

ALTUS MIDSTREAM COMPANY

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In thousands)

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
REVENUES:
Midstream services revenue—affiliate	$31,616	$24,139	$72,383	$57,985

Total revenues	31,616	24,139	72,383	57,985

COSTS AND EXPENSES:
Operations and maintenance	9,508	14,005	20,099	30,403
General and administrative	2,988	2,081	7,166	5,072
Depreciation and accretion	4,062	9,107	7,976	16,758
Taxes other than income	3,347	3,888	6,790	6,463

Total costs and expenses	19,905	29,081	42,031	58,696

OPERATING INCOME (LOSS)	11,711	(4,942)	30,352	(711)

OTHER INCOME (LOSS):

Unrealized derivative instrument loss	(10,585)	—	(72,569)	—
Interest income	2	806	9	2,967
Income (loss) from equity method interests, net	16,923	(1,297)	33,221	(1,028)
Other	(97)	(17)	(274)	(17)

Total other income (loss)	6,243	(508)	(39,613)	1,922
Financing costs, net of capitalized interest	292	478	565	986

NET INCOME (LOSS) BEFORE INCOME TAXES	17,662	(5,928)	(9,826)	225
Current income tax benefit	—	—	(696)	—
Deferred income tax benefit	—	(430)	—	(5)

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTERESTS	17,662	(5,498)	(9,130)	230
Net income attributable to Preferred Unit limited partners	18,764	4,143	37,026	4,143

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	(1,102)	(9,641)	(46,156)	(3,913)
Net loss attributable to Apache limited partner	(847)	(7,348)	(36,048)	(2,720)

NET LOSS ATTRIBUTABLE TO CLASS A COMMON SHAREHOLDERS	$(255)	$(2,293)	$(10,108)	$(1,193)

ALTUS MIDSTREAM COMPANY

SUPPLEMENTAL FINANCIAL INFORMATION AND OPERATING STATISTICS

(Unaudited)

(In thousands)

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$35,259	$11,634	$86,797	$21,688
Net cash used in investing activities	(77,680)	(415,147)	(175,295)	(697,698)
Net cash provided by financing activities	25,000	602,995	84,395	602,995

SUMMARY BALANCE SHEET INFORMATION

	June 30, 2020	Decemeber 31, 2019
Cash and cash equivalents	$1,880	$5,983
Other current assets	19,056	25,754
Property, plant and equipment, net	207,304	205,802
Equity method interests	1,408,479	1,258,048
Other assets	5,524	5,267

Total assets	$1,642,243	$1,500,854

Current liabilities	$12,106	$33,692
Long-term debt	493,000	396,000
Deferred credits and other noncurrent liabilities	243,537	167,638
Redeemable noncontrolling interest—Apache limited partner	230,631	701,000
Redeemable noncontrolling interest—Preferred Unit limited partners	592,625	555,599
Shareholders’ equity (deficit)	70,344	(353,075)

Total liabilities, noncontrolling interests, and shareholders’ equity	$1,642,243	$1,500,854

Common shares outstanding at the end of the period(a):
Class A Common Stock, $0.0001 par value	3,746	3,746
Class C Common Stock, $0.0001 par value	12,500	12,500

(a)	Share amounts have been retroactively restated to reflect the Company’s reverse stock split which was effected June 30, 2020.

SUMMARY OPERATING STATISTICS

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Throughput volumes of natural gas (MMcf/d)
Rich wellhead gas	324	236	377	268
Lean wellhead gas	110	127	128	195

Total throughput	434	363	505	463

ALTUS MIDSTREAM COMPANY

NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

Reconciliation of net income (loss) including noncontrolling interest to Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) including noncontrolling interests before financing costs (net of capitalized interest), interest income, income taxes, depreciation and accretion and adjust such equivalent items from our income from equity method interests. We also exclude (when applicable) impairments, unrealized gains or losses on derivative instruments, and other items affecting comparability of results to peers. Our management believes Adjusted EBITDA is useful for evaluating our operating performance and comparing results of our operations from period-to-period and against peers without regard to financing or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) including noncontrolling interests or any other measure determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance, such as our cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The presentation of Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Additionally, our computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The GAAP measure used by the Company that is most directly comparable to Adjusted EBITDA is net income (loss) including noncontrolling interests. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income (loss) including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income (loss) including noncontrolling interests. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Our definitions of Adjusted EBITDA may not be comparable to similarly titled measures of other companies in our industry, thereby diminishing its utility.

Our management compensates for the limitations of Adjusted EBITDA as an analytical tool, by reviewing the comparable GAAP measure, understanding the differences between Adjusted EBITDA as compared to net income (loss) including noncontrolling interests and incorporating this knowledge into its decision-making processes. Our management believes that investors benefit from having access to the same financial measures that the Company uses in evaluating operating results.

		For the Quarter Ended		For the Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net income (loss) including noncontrolling interests	$17,662	$(26,792)	$(5,498)	$(9,130)	$230
Add:
Financing costs, net of capitalized interest	292	273	478	565	986
Depreciation and accretion	4,062	3,914	9,107	7,976	16,758
Unrealized derivative instrument loss	10,585	61,984	—	72,569	—
Equity method interests Adjusted EBITDA	28,231	23,686	(60)	51,917	166
Other	—	290	—	290	—
Less:
Gain (loss) on asset sales, net	264	(188)	—	76	—
Interest income	2	7	806	9	2,967
Income (loss) from equity method interests, net	16,923	16,298	(1,297)	33,221	(1,028)
Income tax benefit	—	696	430	696	5
Other	2	—	—	2	—

Adjusted EBITDA (Non-GAAP)	$43,641	$46,542	$4,088	$90,183	$16,196

Other midstream actvity
Cash distributions received from our equity method interests	$19,210	$22,537	$—	$41,747	$—

ALTUS MIDSTREAM COMPANY

TOTAL GROWTH CAPITAL INVESTMENTS

(Unaudited)

(In thousands)

Reconciliation of costs incurred in midstream activity to capital investments and growth capital investments

Management believes the presentation of capital investments and growth capital investments is useful for investors to assess Altus’ expenditures related to our midstream capital activity. We define capital investments as costs incurred in midstream activities, adjusted to exclude asset retirement obligation revisions and liabilities incurred, while including amounts paid during the period for abandonment and decommissioning expenditures given the uncertainty and timing of when the actual abandonment activity will occur. Management also believes that including our proportionate share of capital in relation to equity method interests funded by cash contributions and the partner’s project financing is useful for investors to assess Altus’ total growth capital investments. Management believes total growth capital investments provides a more accurate reflection of Altus’ current-period expenditures related to midstream capital activity and is consistent with how we plan our capital budget.

		For the Quarter Ended		For the Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Costs incurred in midstream activity
Property, plant and equipment, gross	$2,276	$7,079	$98,299	$9,355	$238,423
Equity method interests	71,560	82,827	320,370	154,387	438,403

Total cost incurred in midstream activity	$73,836	$89,906	$418,669	$163,742	$676,826

Reconciliation of costs incurred to midstream capital investment:
Asset retirement obligations incurred and revisions	$—	$—	$(2,019)	$—	$(2,502)
Asset retirement obligations settled	—	—	—	—	—

Total capital investments	73,836	89,906	416,650	163,742	674,324
Equity method interest capital investments funded by project financing	15,191	6,900	—	22,091	—

Total growth capital investments	$89,027	$96,806	$416,650	$185,833	$674,324